As filed with the Securities and Exchange Commission on July 13, 2005

REGISTRATION NO. 333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
under the
SECURITIES ACT OF 1933

ALTEON INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3304550
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

6 Campus Drive
Parsippany, New Jersey 07054
(Address, Including Zip Code, of Principal Executive Offices)

ALTEON INC. 2005 STOCK PLAN

(Full Title of the Plan)

KENNETH I. MOCH
PRESIDENT AND CHIEF EXECUTIVE OFFICER
ALTEON INC.
6 CAMPUS DRIVE
PARSIPPANY, NEW JERSEY 07054
(201) 934-5000
(Name, Address and Telephone Number, Including
Area Code, of Agent For Service)

with a copy to:

WILLIAM T. WHELAN, ESQ.
MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.
ONE FINANCIAL CENTER
BOSTON, MA 02111
(617) 542-2241

CALCULATION OF REGISTRATION FEE

		Proposed		Proposed
		Maximum		Maximum
Title of	Amount to be	Offering Price		Aggregate		Amount of
Securities to be Registered	Registered(1)	Per Share (2)		Offering Price (2)		Registration Fee
Common Stock, $.01 par value	143,000 shares 4,857,000 shares 5,000,000 shares	$ $	.20 .23	$ $	28,600 1,117,110	$ $ $	3.37 131.48 134.85
Rights to purchase Series F Preferred Stock	(3)		(3)		(3)	None

(1)	The number of shares of common stock, par value $.01 per share (“Common Stock”), stated above consists of the aggregate number of shares which may be sold upon the exercise of options which have been granted or upon the exercise of options or issuance of stock awards which may hereafter be granted under the Alteon Inc. 2005 Stock Plan (the “Plan”). The maximum number of shares which may be sold upon the exercise of such options or issuance of stock awards granted under the Plan are subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2)	This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options and stock awards have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the American Stock Exchange as of a date (July 7, 2005) within five business days prior to filing this Registration Statement.

(3)	No separate consideration will be received for the Rights.

EXPLANATORY NOTE

     In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

     The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Commission on March 15, 2005.

(2)	Amendment No. 1 to the Registrant’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004, filed with the Commission on April 22, 2005.

(3)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed with the Commission on May 10, 2005.

(4)	The Registrant’s Current Report on Form 8-K, filed with the Commission on January 11, 2005.

(5)	The Registrant’s Current Report on Form 8-K, filed with the Commission on January 19, 2005.

(6)	The Registrant’s Current Report on Form 8-K, filed with the Commission on February 25, 2005.

(7)	The Registrant’s Current Report on Form 8-K, filed with the Commission on May 5, 2005.

(8)	The portions of the Registrant’s Current Report on Form 8-K, that are deemed “filed” with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on May 10, 2005.

(9)	The Registrant’s Current Report on Form 8-K, filed with the Commission on June 10, 2005.

(10)	The Registrant’s Current Report on Form 8-K, filed with the Commission on June 27, 2005.

(11)	The Registrant’s Current Report on Form 8-K, filed with the Commission on July 6, 2005.

(12)	The portions of the Registrant’s Definitive Proxy Statement on Schedule 14A that are deemed “filed” with the Commission under the Exchange Act on May 2, 2005.

(13)	The description of the Registrant’s Common Stock included in the Registrant’s Registration Statement on Form 8-A filed under the Exchange Act, with the Commission on November 1, 1991, including any amendment or report filed for the purpose of updating such description.

(14)	The description of the Rights under the Registrant’s Rights Agreement (which are currently transferred with the Registrant’s Common Stock) contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-19529), filed under the Exchange Act, with the Commission on August 4, 1995, including any amendment or report filed for the purposes of updating such description.

     All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Registrant by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Item 6. Indemnification of Directors and Officers.

     Incorporated by reference from Part II, Item 15 of the Registrant’s Registration Statement on Form S-3, File No. 333-106048.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

(4.1)	Restated Certificate of Incorporation of the Registrant, as amended (Incorporated by reference to Exhibit 3.1 to the Registrant’s Report on Form 10-Q filed on November 10, 1999, SEC File Number 000-19529.)

(4.2)	Certificate of Amendment to Restated Certificate of Incorporation of Alteon Inc., dated June 6, 2001. (Incorporated by reference to Exhibit 3.8 to the Registrant’s Report on Form 10-Q filed on August 14, 2001, SEC File Number 001-16043.)

(4.3)	Certificate of Amendment to Restated Certificate of Incorporation of Alteon Inc., dated September 17, 2004. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Report on Form 10-Q filed on November 9, 2004, SEC File Number 001-16043.)

(4.4)	By-laws, as amended. (Incorporated by reference to Exhibit 3.10 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002, SEC File Number 001-16043.)

(4.5)	Stockholders’ Rights Agreement between Alteon Inc. and Registrar and Transfer Company, as Rights Agent, dated as of July 27, 1995. (Incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2000, SEC File Number 001-16043.)

(4.6)	Amendment to Stockholders’ Rights Agreement between Alteon Inc. and Registrar and Transfer Company, as Rights Agent, dated as of April 24, 1997. (Incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K filed on May 9, 1997, SEC File Number 000-19529.)

(4.7)	Amendment to Stockholders’ Rights Agreement between Alteon Inc. and Registrar and Transfer Company, as Rights Agent, dated as of December 1, 1997. (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on December 10, 1997, SEC File Number 000-19529.)

(4.8)	Notice of Appointment of The American Stock Transfer & Trust Company as successor Rights Agent, dated August 29, 2002, pursuant to Stockholders’ Rights Agreement dated as of July 27, 1995. (Incorporated by reference to Exhibit 4.4 of the Registrant’s Report on Form 10-Q filed on November 13, 2002, SEC File Number 001-16043.)

(5)	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

(23.1)	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

(23.2)	Consent of J.H. Cohn LLP.

(23.3)	Consent of KPMG LLP.

(24)	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

(99.1)	Alteon Inc. 2005 Stock Plan (filed with the Commission as an Exhibit to, and incorporated herein by reference from, the Registrant’s Current Report on Form 8-K for the June 29, 2005 event, as filed on July 6, 2005).

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Parsippany, New Jersey on July 13, 2005.

ALTEON INC.
By:	/s/ Kenneth I. Moch
Kenneth I. Moch
President and Chief Executive Officer

POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Kenneth I. Moch and Mary T. Phelan, and each of them singly, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him/her and in his/her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Alteon Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Kenneth I. Moch Kenneth I. Moch	President and Chief Executive Officer (principal executive officer and principal financial officer)	July 13, 2005
/s/ Mary T. Phelan Mary T. Phelan	Director of Finance and Financial Reporting (principal accounting officer)	July 13, 2005
/s/ Edwin D. Bransome, Jr., M.D. Edwin D. Bransome, Jr., M.D.	Director	July 13, 2005
/s/ Marilyn G. Breslow Marilyn G. Breslow	Director	July 13, 2005

Signature	Title	Date
/s/ Alan J. Dalby Alan J. Dalby	Director	July 13, 2005
/s/ David K. McCurdy David K. McCurdy	Director	July 13, 2005
/s/ Thomas A. Moore Thomas A. Moore	Director	July 13, 2005
/s/ George M. Naimark, Ph.D. George M. Naimark, Ph.D.	Director	July 13, 2005
/s/ Mark Novitch, M.D. Mark Novitch, M.D.	Director	July 13, 2005

ALTEON INC.

INDEX TO EXHIBITS FILED WITH
FORM S-8 REGISTRATION STATEMENT

Exhibit
Number	Description
(4.1)	Restated Certificate of Incorporation of the Registrant, as amended (Incorporated by reference to Exhibit 3.1 to the Registrant’s Report on Form 10-Q filed on November 10, 1999, SEC File Number 000-19529.)

(4.2)	Certificate of Amendment to Restated Certificate of Incorporation of Alteon Inc., dated June 6, 2001. (Incorporated by reference to Exhibit 3.8 to the Registrant’s Report on Form 10-Q filed on August 14, 2001, SEC File Number 001-16043.)

(4.3)	Certificate of Amendment to Restated Certificate of Incorporation of Alteon Inc., dated September 17, 2004. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Report on Form 10-Q filed on November 9, 2004, SEC File Number 001-16043.)

(4.4)	By-laws, as amended. (Incorporated by reference to Exhibit 3.10 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002, SEC File Number 001-16043.)

(4.5)	Stockholders’ Rights Agreement between Alteon Inc. and Registrar and Transfer Company, as Rights Agent, dated as of July 27, 1995. (Incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2000, SEC File Number 001-16043.)

(4.6)	Amendment to Stockholders’ Rights Agreement between Alteon Inc. and Registrar and Transfer Company, as Rights Agent, dated as of April 24, 1997. (Incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K filed on May 9, 1997, SEC File Number 000-19529.)

(4.7)	Amendment to Stockholders’ Rights Agreement between Alteon Inc. and Registrar and Transfer Company, as Rights Agent, dated as of December 1, 1997. (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on December 10, 1997, SEC File Number 000-19529.)

(4.8)	Notice of Appointment of The American Stock Transfer & Trust Company as successor Rights Agent, dated August 29, 2002, pursuant to Stockholders’ Rights Agreement dated as of July 27, 1995. (Incorporated by reference to Exhibit 4.4 of the

Exhibit
Number	Description
Registrant’s Report on Form 10-Q filed on November 13, 2002, SEC File Number 001-16043.)

(5)	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

(23.1)	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

(23.2)	Consent of J.H. Cohn LLP.

(23.3)	Consent of KPMG LLP.

(24)	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement.)

(99.1)	Alteon Inc. 2005 Stock Plan (filed with the Commission as an Exhibit to, and incorporated herein by reference from, the Registrant’s Current Report on Form 8-K for the June 29, 2005 event, as filed on July 6, 2005).